Exhibit 99.1

For Immediate Release

Gregory J. Eisenhauer, CFA	Nancy J. Ham
EVP & Chief Financial Officer	President and Chief Operating Officer
770-806-4780	954-473-1001
geisenhauer@proxymed.com	nham@proxymed.com

PROXYMED CHIEF EXECUTIVE OFFICER ANNOUNCES RETIREMENT

- Company Chairman, Kevin McNamara, Named Interim CEO -

     ATLANTA—(BUSINESS WIRE)—January 11, 2005—ProxyMed, Inc. (Nasdaq: PILL) (the “Company”), a leading provider of healthcare transaction processing and medical cost containment services, announced today that Chief Executive Officer Michael K. Hoover has decided to retire, effective January 31, 2005. The Company has named its Chairman of the Board, Kevin M. McNamara, as Interim Chief Executive Officer and has retained Russell Reynolds Associates, a leading national executive search firm, to evaluate internal and external candidates to replace Mr. Hoover.

     Mr. Hoover, who has been with the Company as its CEO for the last four years, said the time has come for a leadership transition that will allow him to spend more time focused on his family and personal business interests.

     “Mike has made a great contribution during his tenure with ProxyMed and has positioned the Company for future success,” said Kevin McNamara. “We sincerely appreciate Mike’s commitment to the Company.”

     “The healthcare EDI industry is experiencing dynamic changes,” said Mr. Hoover, “and new opportunities for ProxyMed continue to appear. As I relinquish my leadership, I’m confident that our strong management team will continue to advance our initiatives.”

About ProxyMed, Inc.
ProxyMed provides connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed’s services support a broad range of both financial and clinical transactions, and we are HIPAA certified through Edifecs. To facilitate these services, ProxyMed operates Phoenix™, our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.

For more information, please visit the Company’s website at www.proxymed.com.

Forward Looking Statement

ProxyMed cautions that forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. Some of these factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements include those concerning the potential benefits and effects, including but not limited to any expectations as to profitability, revenue growth, projected EBITDA, and other aspects of the financial performance of the combined company. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. ProxyMed’s business is subject to a variety of risks, including the time and expense necessary to locate and retain suitable executive management. For further cautions about the risks of investing in ProxyMed, we refer you to the documents each company files from time to time with the Securities and Exchange Commission, particularly the Company’s Form 10-K for the year ended December 31, 2003, and the Company’s Form 10-Q for the quarter ending September 30, 2004.

ProxyMed does not assume any obligation to update information contained in this document, including for example guidance regarding future performance, which represents the companies’ expectations only as of the date of this release and should not be viewed as a statement about the Company’s expectations after such date. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

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